UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2005
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
58 South Service Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 8.01. Other Events
ITEM 9.01 Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE
EX-99.3: PRESS RELEASE

ITEM 1.01 Entry into a Material Definitive Agreement
     On December 14, 2005, OSI Pharmaceuticals, Inc. (the “Company”), obtained a commitment from JPMorgan Chase Bank, N.A. to provide a $75 million senior revolving credit line (the “Bank Facility”). The Bank Facility, if entered into, will be guaranteed by each of the Company’s domestic subsidiaries and will be secured by substantially all of the Company’s assets, including the assets of its domestic subsidiaries. The amount that we will be able to draw under the Bank Facility at any given time will not be permitted to exceed a specified percentage of our eligible receivables, minus a specified reserve, as each of those terms is defined under the Bank Facility, and is expected to be less than $75 million. The Bank Facility will have a three-year term and is repayable by the Company at any time without premium or penalty. Borrowings under the Bank Facility will bear interest at a fluctuating rate of interest with a margin that adjusts based on certain liquidity tests. At closing, the margin would be LIBOR plus 2.25% or prime plus 0.75%. The Company will also pay a commitment fee on the unused and available amounts of the Bank Facility. The Bank Facility is subject to numerous conditions, including the execution and delivery of definitive documentation.
     The Company expects that the agreements governing the Bank Facility will contain certain customary restrictive financial and operating covenants which will affect, and in many respects significantly limit or prohibit, among other things, ability to incur indebtedness, make prepayments of certain indebtedness, pay dividends, make investments, engage in transactions with affiliates, create liens, sell assets and engage in mergers and consolidations. The Company’s failure to comply with such covenants could result in an event of default under the applicable instrument, which could permit acceleration of the debt under such instrument and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions. OSI’s press release dated December 14, 2005 is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference.
ITEM 8.01. Other Events
     On December 8, 2005, OSI announced that (OSI) Prosidion, its UK subsidiary focused on the discovery and development of diabetes and obesity therapeutics, reported positive preliminary results from a Phase IIa proof-of-concept and dose-range-finding study with its dipeptidyl peptidase-IV inhibitor, PSN9301. Details regarding the results are set forth in OSI’s press release dated December 8, 2005 which is attached hereto as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.
     On December 14, 2005, OSI announced that the Committee for Medicinal Products for Human Use, the scientific committee of the European Medicines Agency, has advised Pfizer Inc, (OSI) Eyetech, Inc's international marketing partner for Macugen(R)(pegaptanib sodium injection), that it will issue an updated positive opinion recommending approval of Macugen for the treatment of neovascular (wet) age-related macular degeneration. Details regarding the opinion are set forth in OSI's press release dated December 14, 2005 which is attached hereto as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01 Exhibits

Exhibit No.	Description
99.1	Press release, dated December 14, 2005.
99.2	Press release, dated December 8, 2005.
99.3	Press release, dated December 14, 2005.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI PHARMACEUTICALS, INC.
Date: December 14, 2005	By:	/s/ BARBARA A. WOOD
Barbara A. Wood
Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated December 14, 2005.
99.2	Press release, dated December 8, 2005.
99.3	Press release, dated December 14, 2005.

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